UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

KANGE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-194055	33-1230169
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

2770 S. Maryland Pkwy. #302

Las Vegas, Nevada 89109

(Address of principal executive offices and Zip Code)

(702) 731-3535

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

As of October 30, 2015, the registrant commenced non-nominal operations developing and selling mobile software products for Apple and Android platforms pursuant to our business plan by (1) launching a new corporate website, www.kgnr.com (not incorporated into this filing), which will preview the registrant's portfolio of in-house projects and services including graphic design, the development and marketing of mobile apps and the creation and management of complex web and backend server-side applications, and (2) and having its software developer, Idap Group, Ltd., proceed to develop a mobile application for end users of the current generation of iPhone 6, 5s, 5, and iPad from Apple Inc., and mobile phones using the Android platform. The mobile application's digital content will be customizable by the owner of the particular device using the software. The registrant plans to stay on the cutting edge of the constantly changing mobile application market, and its goal is to create a quality reputation within the mobile software community and marketplace. Apple, iPhone and iPad are trademarks of Apple Inc., and Android is a trademark of Alphabet Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kange Corp.

Date: October 30, 2015	By:	/s/ Victor Stepanov
Victor Stepanov
Chief Executive Officer